Exhibit 99.1

NEWS FROM:

INDUS REALTY TRUST, INC.

CONTACT:

Anthony Galici

Chief Financial Officer

(860) 286-1307

agalici@indusrt.com

Ashley Pizzo

Director, IR & Capital Markets

(212) 218-7914

apizzo@indusrt.com

INDUS ANNOUNCES CLOSING ON THE ACQUISITION OF A 395,000 SQUARE FOOT
INDUSTRIAL/LOGISTICS BUILDING IN CHARLOTTE, NORTH CAROLINA

NEW YORK, NEW YORK (June 28, 2021) INDUS Realty Trust, Inc. (Nasdaq: INDT) (“INDUS” or the “Company”), a U.S. based industrial/logistics REIT, announced today that it has completed the acquisition of a recently constructed, approximately 50% leased, 395,000 square foot industrial/logistics building in Charlotte, North Carolina (the “Charlotte Acquisition”). The Company used cash on hand to pay the $42.0 million purchase price. The Charlotte Acquisition is located in the Airport submarket of Charlotte and has excellent access to both I-485 and I-85. The Charlotte Acquisition increases the Company’s Charlotte industrial/logistics portfolio to approximately 1.0 million square feet, not including the approximately 141,000 square foot build-to-suit warehouse currently under construction that is expected to be completed by September 30, 2021.

About INDUS

INDUS is a real estate business principally engaged in developing, acquiring, managing and leasing industrial/logistics properties. INDUS owns 42 buildings totaling approximately 5.1 million square feet (including 32 industrial/logistics buildings aggregating approximately 4.7 million square feet) in Connecticut, Pennsylvania, North Carolina and Florida in addition to over 3,400 acres of undeveloped land.

Forward-Looking Statements:

This Press Release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include INDUS’s beliefs and expectations regarding future events or conditions including, without limitation, statements regarding the expected completion date of the approximately 141,000 square foot build-to-suit warehouse currently under construction in Charlotte, North Carolina. Although INDUS believes that its plans, intentions and expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such plans, intentions or expectations will be achieved. The projected information disclosed herein is based on assumptions and estimates that, while considered reasonable by INDUS as of the date hereof, are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, many of which are beyond the control of INDUS and which could cause actual results and events to differ materially from those expressed or implied in the forward-looking statements. Other important factors that could affect the outcome of the events set forth in these statements are described in INDUS’s Securities and Exchange Commission filings, including the “Business,” “Risk Factors” and “Forward-Looking Statements” sections in INDUS’s Annual Report on Form 10-K for the fiscal year ended November 30, 2020, filed with the Securities and Exchange Commission on February 18, 2021. INDUS disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this press release except as required by law.